UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard, Savannah, Georgia	31408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2011 annual meeting of stockholders (the “Annual Meeting”) of Citi Trends, Inc. (the “Company”) was held on May 25, 2011. At the Annual Meeting, the holders of the Company’s common stock entitled to vote at the meeting (1) elected both of the director nominees for a three-year term, (2) adopted, on a non-binding basis, the resolution approving the Company’s 2010 executive compensation, (3) approved, on a non-binding basis, holding future advisory votes on executive compensation every year, and (4) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2011.

The voting results were as follows:

(1) The election of two (2) directors:

Board of Directors Nominees	For	Withheld	Broker Non-Votes
R. Edward Anderson	13,183,404	203,576	725,592
Lawrence E. Hyatt	13,260,874	126,106	725,592

(2) An advisory vote on the Company’s 2010 executive compensation:

For	Against	Abstain	Broker Non-Votes
13,230,903	137,454	18,623	725,592

(3) Advisory vote on the frequency of the advisory  vote on executive compensation:

Every Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
12,604,630	30,261	734,388	17,701	725,592

Based on these results, and consistent with the Company’s Board of Directors’ recommendation, the Board of Directors has determined that the Company will hold an advisory vote on executive compensation every year until the next advisory vote on the frequency of the stockholder vote on executive compensation occurs.

(4) Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for 2011:

For	Against	Abstain
14,024,825	87,747	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: May 31, 2011
	By:	/s/ Bruce D. Smith
	Name:	Bruce D. Smith
	Title:	Chief Financial Officer